Earnings Release and Supplemental Information

SECURE, RELIABLE, HIGH-PERFORMANCE DATA CENTER SOLUTIONS
®2017 CoreSite Realty Corporation, All Rights Reserved

Quarter Ended March 31, 2017

2

CoreSite Reports First-Quarter 2017 Financial Results Reflecting Revenue Growth of 24% Year over Year

DENVER, CO – April 27, 2017

CoreSite Realty Corporation (NYSE:COR), a premier provider of secure, reliable, high-performance data center and interconnection solutions across the U.S., today announced financial results for the first quarter ended March  31, 2017.

Quarterly and Subsequent Highlights

•	Reported first-quarter total operating revenues of $114.9 million, representing a 24.3% increase year over year
•	Reported first-quarter net income per diluted share of $0.48, representing 29.7% growth year over year
•	Reported first-quarter funds from operations (“FFO”) of $1.13 per diluted share and unit, representing 31.4% growth year over year
•	Executed 128 new and expansion data center leases comprising 46,484 net rentable square feet (NRSF), representing $9.7 million of annualized GAAP rent at an average rate of $209 per square foot
•	Commenced 37,352 NRSF of new and expansion leases representing $9.1 million of annualized GAAP rent at an average rate of $244 per square foot
•	Realized rent growth on signed renewals of 1.9% on a cash basis and 5.5% on a GAAP basis and recorded rental churn of 1.1% in the first quarter
•	Subsequent to the end of the first quarter, CoreSite closed two separate financing transactions, resulting in additional liquidity of $275 million to support its growth and development plans
•

On April 24, 2017, CoreSite signed a contract to acquire a 2-acre land parcel immediately adjacent to its existing Santa Clara campus. CoreSite estimates that it can build approximately 160,000 square feet of new data center capacity, comprising 18 megawatts at full build out on this parcel.

“We continued our momentum from Q4 and started the year strongly in the first quarter. Importantly, we continued to execute on our business objectives while increasing efficiency and effectiveness across our organization,” said Paul Szurek, CoreSite’s Chief Executive Officer. “We are pleased to see sustained solid leasing activity, with new and expansion sales of nearly $10 million in the first quarter well distributed across each of our key verticals of network providers, cloud-service providers and enterprises. We believe our markets continue to generate exceptional demand for performance and proximity-sensitive colocation requirements. Our assets in these markets are tailored to address these specific needs and are located at key intersections of the Internet, with highly interconnected, robust customer ecosystems.”

Financial Results

CoreSite reported net income attributable to common shares of $16.3 million, or $0.48 per diluted share, for the three months ended March 31, 2017, compared to $11.3 million, or $0.37 per diluted share for the three months ended March 31, 2016, an increase of 29.7% on a per-share basis. On a sequential-quarter basis, net income attributable to common shares increased 9.1%.

CoreSite reported FFO per diluted share and unit of $1.13 for the three months ended March 31, 2017, an increase of 31.4% compared to $0.86 per diluted share and unit for the three months ended March 31, 2016. On a sequential-quarter basis, FFO per diluted share and unit increased 6.6%.

Total operating revenues for the three months ended March 31, 2017, were $114.9 million, a 24.3% increase year over year and an increase of 4.0% on a sequential-quarter basis.

Quarter Ended March 31, 2017

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Quarter Ended March 31, 2017

Sales Activity

CoreSite executed 128 new and expansion data center leases representing $9.7 million of annualized GAAP rent during the first quarter, comprised of 46,484 NRSF at a weighted-average GAAP rental rate of $209 per NRSF.

CoreSite’s first-quarter data center lease commencements totaled 37,352 NRSF at a weighted average GAAP rental rate of $244 per NRSF, which represents $9.1 million of annualized GAAP rent.

CoreSite’s renewal leases signed in the first quarter totaled $13.9 million in annualized GAAP rent, comprised of 95,108 NRSF at a weighted-average GAAP rental rate of $146 per NRSF, reflecting a 1.9% increase in rent on a cash basis and a 5.5% increase on a GAAP basis. The first-quarter rental churn rate was 1.1%.

Development and Acquisition Activity

CoreSite had a total of 116,212 square feet of turn-key data center capacity under construction as of March 31, 2017. As of the end of the first quarter, CoreSite had spent $16.9 million of the estimated $106.9 million required to complete the projects, which consisted of the following.

Reston – CoreSite commenced construction on the expansion of its Reston, Virginia data center campus, with 24,922 square feet of turn-key data center capacity within an existing building at VA3 (Phase 1A). As of March 31, 2017, CoreSite had incurred $0.2 million of the estimated $22.3 million required to complete this phase of the project, and expects to complete development in the fourth quarter of 2017. With its Reston campus expansion, CoreSite estimates it can build approximately 611,000 square feet of incremental data center capacity across multiple phases, including development of new data center capacity as well as ground-up development of a centralized infrastructure tower. In mid-year, CoreSite expects to commence construction on Phase 1B, an incremental 58,000 square feet of data center capacity.  CoreSite expects investment for this phase of approximately $85 million, $75 million of which is expected to be invested in 2017. During the first quarter, CoreSite also commenced construction on 3,087 square feet of turn-key data center capacity at VA1, which had previously been utilized as data center support space. CoreSite expects to spend $1.7 million to complete this expansion and expects to complete construction in the third quarter of 2017.

Washington D.C. – CoreSite commenced construction on 24,563 square feet of turn-key data center capacity at DC2. CoreSite expects to complete construction in the fourth quarter of 2017, at a cost of $17.4 million.

Boston – CoreSite had 13,735 square feet of turn-key data center capacity under construction at BO1. As of March 31, 2017, CoreSite had incurred $0.2 million of the estimated $7.8 million required to complete this expansion and expects to complete construction in the third quarter of 2017.

Denver – CoreSite had 8,276 square feet of turn-key data center capacity under construction at DE1. As of March 31, 2017, CoreSite had incurred $8.4 million of the estimated $12.5 million required to complete this expansion and expects to complete construction in the third quarter of 2017.

Los Angeles – CoreSite commenced construction on 41,629 square feet of turn-key data center capacity at LA2. As of March 31, 2017, CoreSite had incurred $8.0 million of the estimated $45.2 million required to complete the expansion and expects to complete construction in the fourth quarter of 2017. In addition, CoreSite placed 4,726 square feet of turn-key data center capacity into service at LA2. This incremental turn-key data center capacity was 100% pre-leased and is reflected in CoreSite’s stabilized operating portfolio.

Quarter Ended March 31, 2017

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Quarter Ended March 31, 2017

Santa Clara – On April 24, 2017, CoreSite signed a contract to acquire a 2-acre land parcel immediately adjacent to its existing Santa Clara campus. CoreSite estimates that it can build approximately 160,000 square feet of new data center capacity, comprising 18 megawatts at full build out on this parcel, and currently anticipates closing on the land in the third quarter of 2017, subject to customary due diligence. CoreSite estimates the cost of the land, building and first phase of turn-key data center capacity, including costs associated with design, entitlement and permitting, to be approximately $118 million.

Balance Sheet and Liquidity

As of March 31, 2017, CoreSite had net principal debt outstanding of $720.6 million, correlating to 2.8 times first-quarter annualized adjusted EBITDA, and net principal debt and preferred stock outstanding of $835.6 million, correlating to 3.2 times first-quarter annualized adjusted EBITDA.

Subsequent to the end of the first quarter, CoreSite executed two separate financing transactions resulting in additional liquidity of $275 million, which was used to pay down all outstanding amounts on the revolving portion of its existing credit facility and for general corporate purposes.

The first transaction results in an incremental $100 million of liquidity by expanding the existing $100 million senior unsecured term loan of CoreSite’s operating partnership, CoreSite, L.P. (the “Operating Partnership”), originally scheduled to mature in 2019, to $200 million. This expanded term loan has a new five-year term maturing in April 2022, and bears interest at a variable rate of 1.5% over LIBOR. In addition, the Operating Partnership issued and sold an aggregate principal amount of $175 million of its 3.91% Senior Notes due April 20, 2024, in a private placement.

As a result of the above financings, CoreSite has $362.5 million of total liquidity consisting of available cash and capacity on the revolving credit facility.

Dividend

On March 9, 2017, CoreSite announced a dividend of $0.80 per share of common stock and common stock equivalents for the first quarter of 2017. The dividend was paid on April 17, 2017, to shareholders of record on March 31, 2017.

CoreSite also announced on March 9, 2017, a dividend of $0.4531 per share of Series A preferred stock for the period January 18, 2017, to April 16, 2017. The preferred dividend was paid on April 17, 2017, to shareholders of record on March 31, 2017.

2017 Guidance

CoreSite is increasing its 2017 guidance of net income attributable to common shares in the range of $1.73 to $1.83 per diluted share. In addition, CoreSite is increasing its guidance of FFO per diluted share and unit to a range of $4.35 to $4.45, with the difference between net income and FFO being real estate depreciation and amortization.

This outlook is based on current economic conditions, internal assumptions about CoreSite’s customer base, and the supply and demand dynamics of the markets in which CoreSite operates. The guidance does not include the impact of any future financing, investment or disposition activities, beyond what has already been disclosed.

Quarter Ended March 31, 2017

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Quarter Ended March 31, 2017

Upcoming Conferences and Events

CoreSite will participate in REITWeek: NAREIT's Investor Forum from June 6, 2017, through June 8, 2017, at the New York Hilton Midtown in New York, NY.

Conference Call Details

CoreSite will host a conference call on April 27, 2017, at 12:00 p.m., Eastern Time (10:00 a.m., Mountain Time), to discuss its financial results, current business trends and market conditions.

The call will be accessible by dialing +1-877-407-3982 (domestic) or +1-201-493-6780 (international). A replay will be available until May 11, 2017, and can be accessed shortly after the call by dialing + 1-844-512-2921 (domestic) or + 1-412-317-6671 (international). The passcode for the replay is 13658058.

Interested parties may also listen to a simultaneous webcast of the conference call by logging on to CoreSite’s website at www.CoreSite.com and clicking on the “Investors” link. The on-line replay will be available for a limited time beginning immediately following the call.

About CoreSite

CoreSite Realty Corporation (NYSE:COR) delivers secure, reliable, high-performance data center and interconnection solutions to a growing customer ecosystem across eight key North American markets. More than 1,000 of the world’s leading enterprises, network operators, cloud providers, and supporting service providers choose CoreSite to connect, protect and optimize their performance-sensitive data, applications and computing workloads. Our scalable, flexible solutions and 400+ dedicated employees consistently deliver unmatched data center options — all of which leads to a best-in-class customer experience and lasting relationships. For more information, visit www.CoreSite.com.

CoreSite Contact

Greer Aviv

Vice President of Investor Relations and Corporate Communications

+1 303.405.1012

+1 303.222.7276
Greer.Aviv@CoreSite.com

Quarter Ended March 31, 2017

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Quarter Ended March 31, 2017

Forward Looking Statements

This earnings release and accompanying supplemental information may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond CoreSite’s control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: the geographic concentration of the company’s data centers in certain markets and any adverse developments in local economic conditions or the demand for data center space in these markets; fluctuations in interest rates and increased operating costs; difficulties in identifying properties to acquire and completing acquisitions; significant industry competition; the company’s failure to obtain necessary outside financing; the company’s ability to service existing debt; the company’s failure to qualify or maintain its status as a REIT; financial market fluctuations; changes in real estate and zoning laws and increases in real property tax rates; and other factors affecting the real estate industry generally. All forward-looking statements reflect the company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company’s most recent annual report on Form 10-K, and other risks described in documents subsequently filed by the company from time to time with the Securities and Exchange Commission.

Quarter Ended March 31, 2017

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Company Profile

SILICON VALLEY
SV1 SV4 SV7
SV2 SV5
SV3 SV6
LOS ANGELES
LA1 LA2
DENVER
HQ DE1 DE2
CHICAGO
CH1
BOSTON
BO1
NEW YORK
NY1 NY2
N VIRGINIA/DC
VA1 DC1 RE*
VA2 DC2*
MIAMI
MI1

***DC2 – Under construction**

***Reston Campus Expansion (RE) – Under construction**

Secure, Reliable and Compliant		Scalable
•	100% uptime Service Level Agreement guarantees our reliability commitment to customer applications	•	Serving customer requirements from half cabinet to full buildings
•	Physical security standards and rigorous internal security training enable compliance with regulatory requirements	•	20 operating data centers in eight of the largest commercial and data center markets in the United States
•	Consistent compliance across all properties	•

Ability to increase occupied data center footprint on land and buildings currently owned, including current space unoccupied, under construction and held for development by approximately 1.3 million NRSF, or 65% of currently occupied space

• SOC 1 & SOC 2 Type 2 reviews
• ISO 27001 certified
• Payment Card Industry Data Security Standard compliant
• HIPAA validation
High-Performance		Best-in-Class Customer Experience

•	Cloud-enabled, network-rich data center buildings and campuses	•	400+ professionals with dedicated industry expertise supporting over 1,000 customers
•	Over 375 network service providers supported by robust interconnection services to key public clouds	•	Experienced and committed operations, facilities and security personnel
•	20,000+ interconnections	•	24/7 customer support and remote hands
•	Enabling enterprises with support ecosystems	•	Dedicated implementation resources to ensure a seamless onboarding process

Quarter Ended March 31, 2017

8

Summary of Financial Data

(in thousands, except per share, NRSF and MRR data)

	Three Months Ended
	March 31,	December 31,	March 31,	Growth %
Summary of Results	2017	2016	2016	Y/Y
Operating revenues	$114,921	$110,508	$92,480	24.3%
Net income	25,060	23,161	19,606	27.8
Net income attributable to common shares	16,292	14,895	11,261	44.7
Funds from operations (FFO) to shares and units	54,005	50,430	40,907	32.0
Adjusted funds from operations (AFFO)	48,294	40,444	35,581	35.7
EBITDA	62,602	58,607	46,391	34.9
Adjusted EBITDA	64,404	60,625	48,487	32.8
Per share - diluted:
Net income attributable to common shares	$0.48	$0.44	$0.37	29.7%
FFO per common share and OP unit	$1.13	$1.06	$0.86	31.4%

	As of
	March 31, 2017		December 31, 2016		September 30, 2016		June 30, 2016		March 31, 2016

Dividend Activity
Dividends declared per share and OP unit	$0.80		$0.80		$0.53		$0.53		$0.53
AFFO payout ratio	79.0%		94.6%		63.0%		62.8%		71.1%

Operating Portfolio Statistics
Operating data center properties	20		20		18		18		17
Stabilized data center NRSF	1,987,231		1,985,592		1,786,638		1,775,007		1,597,764
Stabilized data center NRSF occupied	1,881,908		1,876,384		1,674,157		1,633,450		1,447,764
Stabilized data center % occupied	94.7%		94.5%		93.7%		92.0%		90.6%

Turn-Key Data Center ("TKD") Same-Store Statistics
MRR per Cabinet Equivalent	$1,439		$1,432		$1,417		$1,385		$1,341
TKD NRSF % occupied	90.9%		90.8%		90.5%		87.9%		86.6%

Market Capitalization, Principal Debt & Preferred Stock
Total enterprise value	$5,164,449		$4,598,768		$4,244,766		$4,852,439		$3,920,378
Total principal debt outstanding	723,000		694,000		594,750		500,000		461,000
Total principal debt and preferred stock outstanding	838,000		809,000		709,750		615,000		576,000

Net Principal Debt to:
Annualized Adjusted EBITDA	2.8	x	2.8	x	2.8	x	2.4	x	2.4	x
Enterprise Value	14.0%		15.0%		13.9%		10.3%		11.7%

Net Principal Debt & Preferred Stock to:
Annualized Adjusted EBITDA	3.2	x	3.3	x	3.4	x	3.0	x	3.0	x
Enterprise Value	16.2%		17.5%		16.6%		12.6%		14.6%

Quarter Ended March 31, 2017

9

Consolidated Balance Sheets

(in thousands)

	March 31, 2017	December 31, 2016
Assets:
Investments in real estate:
Land	$97,258	$100,258
Buildings and improvements	1,475,029	1,472,580
	1,572,287	1,572,838
Less: Accumulated depreciation and amortization	(395,039)	(369,303)
Net investment in operating properties	1,177,248	1,203,535
Construction in progress	98,695	70,738
Net investments in real estate	1,275,943	1,274,273
Cash and cash equivalents	2,386	4,429
Accounts and other receivables, net	21,369	25,125
Lease intangibles, net	8,743	9,913
Goodwill	41,191	41,191
Other assets, net	102,957	96,372
Total assets	$1,452,589	$1,451,303

Liabilities and equity:
Liabilities
Debt, net	$719,657	$690,450
Accounts payable and accrued expenses	55,164	72,519
Accrued dividends and distributions	41,097	41,849
Deferred rent payable	9,099	7,694
Acquired below-market lease contracts, net	4,086	4,292
Unearned revenue, prepaid rent and other liabilities	34,820	37,413
Total liabilities	863,923	854,217

Stockholders' equity
Series A cumulative preferred stock	115,000	115,000
Common stock, par value $0.01	338	334
Additional paid-in capital	444,653	438,531
Accumulated other comprehensive income (loss)	332	(101)
Distributions in excess of net income	(128,797)	(118,038)
Total stockholders' equity	431,526	435,726
Noncontrolling interests	157,140	161,360
Total equity	588,666	597,086
Total liabilities and equity	$1,452,589	$1,451,303

Quarter Ended March 31, 2017

10

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
Operating revenues:
Data center revenue:
Rental revenue	$64,251	$61,106	$50,371
Power revenue	30,861	30,722	25,574
Interconnection revenue	14,512	13,984	12,742
Tenant reimbursement and other	2,276	2,104	1,830
Total data center revenue	111,900	107,916	90,517
Office, light-industrial and other revenue	3,021	2,592	1,963
Total operating revenues	114,921	110,508	92,480

Operating expenses:
Property operating and maintenance	29,226	28,690	24,663
Real estate taxes and insurance	4,504	4,591	3,065
Depreciation and amortization	32,338	30,674	24,770
Sales and marketing	4,503	4,308	4,221
General and administrative	8,124	8,399	8,720
Rent	5,962	5,913	5,417
Transaction costs	—	—	3
Total operating expenses	84,657	82,575	70,859
Operating income	30,264	27,933	21,621
Interest income	—	—	1
Interest expense	(5,107)	(4,698)	(2,012)
Income before income taxes	25,157	23,235	19,610
Income tax expense	(97)	(74)	(4)
Net income	25,060	23,161	19,606
Net income attributable to noncontrolling interests	6,684	6,181	6,261
Net income attributable to CoreSite Realty Corporation	18,376	16,980	13,345
Preferred stock dividends	(2,084)	(2,085)	(2,084)
Net income attributable to common shares	$16,292	$14,895	$11,261

Net income per share attributable to common shares:
Basic	$0.49	$0.45	$0.37
Diluted	$0.48	$0.44	$0.37

Weighted average common shares outstanding:
Basic	33,558,787	33,431,318	30,252,693
Diluted	33,981,776	33,859,539	30,694,747

Quarter Ended March 31, 2017

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Reconciliations of Net Income to FFO, AFFO, EBITDA and Adjusted EBITDA

(in thousands, except per share data)

Reconciliation of Net Income to FFO

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
Net income	$25,060	$23,161	$19,606
Real estate depreciation and amortization	31,029	29,354	23,385
FFO	$56,089	$52,515	$42,991
Preferred stock dividends	(2,084)	(2,085)	(2,084)
FFO available to common shareholders and OP unit holders	$54,005	$50,430	$40,907

Weighted average common shares outstanding - diluted	33,982	33,860	30,695
Weighted average OP units outstanding - diluted	13,851	13,851	16,856
Total weighted average shares and units outstanding - diluted	47,833	47,711	47,551

FFO per common share and OP unit - diluted	$1.13	$1.06	$0.86

Reconciliation of FFO to AFFO

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
FFO available to common shareholders and unit holders	$54,005	$50,430	$40,907

Adjustments:
Amortization of deferred financing costs	369	369	283
Non-cash compensation	1,802	2,018	2,093
Non-real estate depreciation	1,309	1,320	1,385
Straight-line rent adjustment	(1,566)	(5,389)	(1,594)
Amortization of above and below market leases	(124)	(124)	(133)
Recurring capital expenditures	(2,582)	(2,063)	(1,700)
Tenant improvements	(1,848)	(2,314)	(1,289)
Capitalized leasing costs	(3,071)	(3,803)	(4,371)
AFFO available to common shareholders and OP unit holders	$48,294	$40,444	$35,581

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
Net income	$25,060	$23,161	$19,606
Adjustments:
Interest expense, net of interest income	5,107	4,698	2,011
Income taxes	97	74	4
Depreciation and amortization	32,338	30,674	24,770
EBITDA	$62,602	$58,607	$46,391
Non-cash compensation	1,802	2,018	2,093
Transaction costs / litigation	—	—	3
Adjusted EBITDA	$64,404	$60,625	$48,487

Quarter Ended March 31, 2017

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Operating Properties

	Data Center Operating NRSF
	Annualized	Stabilized		Pre-Stabilized		Total			Held for
	Rent		Percent		Percent		Percent	NRSF Under	Development
Market/Facilities	($000)(1)	Total	Occupied(2)	Total	Occupied(2)	Total	Occupied(2)	Construction	NRSF	Total NRSF

San Francisco Bay
SV1	$6,029	85,932	80.0%	—	—%	85,932	80.0%	—	—	85,932
SV2	8,201	76,676	92.7	—	—	76,676	92.7	—	—	76,676
Santa Clara campus(3)	62,009	538,615	99.4	76,885	27.4	615,500	90.4	—	—	615,500
San Francisco Bay Total	76,239	701,223	96.3	76,885	27.4	778,108	89.5	—	—	778,108

Los Angeles
One Wilshire campus
LA1*	29,378	139,053	94.4	—	—	139,053	94.4	—	10,352	149,405
LA2	33,757	259,069	91.5	43,345	34.2	302,414	83.3	41,629	80,847	424,890
Los Angeles Total	63,135	398,122	92.5	43,345	34.2	441,467	86.8	41,629	91,199	574,295

Northern Virginia
VA1	27,980	198,632	94.6	—	—	198,632	94.6	3,087	—	201,719
VA2	15,012	115,336	100.0	73,111	28.7	188,447	72.3	—	—	188,447
DC1*	3,228	22,137	85.6	—	—	22,137	85.6	—	—	22,137
DC2*	—	—	—	—	—	—	—	24,563	—	24,563
Reston Campus Expansion(4)	1,136	48,928	100.0	—	—	48,928	100.0	24,922	586,150	660,000
Northern Virginia Total	47,356	385,033	96.4	73,111	28.7	458,144	85.6	52,572	586,150	1,096,866

Chicago
CH1	18,946	178,407	95.2	—	—	178,407	95.2	—	—	178,407

Boston
BO1	17,341	166,026	98.8	14,031	72.3	180,057	96.8	13,735	59,884	253,676

New York
NY1*	5,397	48,404	75.5	—	—	48,404	75.5	—	—	48,404
NY2	10,735	68,822	96.9	32,920	51.3	101,742	82.1	—	134,508	236,250
New York Total	16,132	117,226	88.1	32,920	51.3	150,146	80.0	—	134,508	284,654

Denver
DE1*	1,408	5,878	99.3	—	—	5,878	99.3	8,276	15,630	29,784
DE2*	491	5,140	100.0	—	—	5,140	100.0	—	—	5,140
Denver Total	1,899	11,018	99.6	—	—	11,018	99.6	8,276	15,630	34,924
										—
Miami
MI1	1,372	30,176	61.0	—	—	30,176	61.0	—	13,154	43,330
Total Data Center Facilities	$242,420	1,987,231	94.7%	240,292	34.9%	2,227,523	88.2%	116,212	900,525	3,244,260

Office & Light-Industrial	7,915	354,721	79.3	—	—	354,721	79.3	—	—	354,721
Reston Office & Light-Industrial(4)	2,886	178,712	100.0	—	—	178,712	100.0	—	(178,712)	—

Total Portfolio	$253,221	2,520,664	92.9%	240,292	34.9%	2,760,956	87.8%	116,212	721,813	3,598,981

* Indicates properties in which we hold a leasehold interest.

(1)

On a gross basis, our total portfolio annualized rent was approximately $260.1 million as of March 31, 2017, which includes $6.9 million in operating expense reimbursements under modified gross and triple-net leases.

(2)

Includes customer leases that have commenced and are occupied as of March 31, 2017. If all leases signed during the current and prior periods had commenced, the percent occupied would have been as follows:

Percent Leased	Stabilized	Pre-Stabilized	Total
Total Data Center Facilities	95.0%	46.2%	89.8%
Total Portfolio	93.2%	46.2%	89.1%

(3)

The annualized rent for the Santa Clara campus includes $4.1 million associated with a restructured lease agreement involving a customer that has vacated its leased space and is paying discounted rent payments that may be applied to new lease arrangements elsewhere in our portfolio on a dollar-for-dollar basis until the original lease term expires in Q2 2017. We expect this expiration to increase churn by approximately 170 bps in Q2 2017. See page 23 for additional guidance information.

(4)

Based upon our expectations regarding entitlements for the Reston Campus Expansion, we may build approximately 611,000 NRSF of incremental data center capacity across multiple phases. Currently, 178,712 NRSF and 48,928 NRSF is operating office and light-industrial space and powered shell data center space, respectively. In Q2 2017, a customer is scheduled to vacate its 28,337 NRSF office lease, which will result in a decrease of $0.8 million to annualized rent. This office space will not be re-leased based on our development plans.

See Appendix for definitions.

Quarter Ended March 31, 2017

13

Leasing Statistics

Data Center Leasing Activity

			GAAP		GAAP
	Leasing	Number	Annualized	Total	Annualized		Rental	Cash	GAAP
	Activity	of	Rent	Leased	Rent per		Churn	Rent	Rent
	Period	Leases(1)	($000)	NRSF	Leased NRSF		Rate	Growth	Growth

New/expansion leases commenced	Q1 2017	118	$9,121	37,352	$244
	Q4 2016	153	34,891	189,050	185
	Q3 2016	178	7,493	50,455	148
	Q2 2016	152	8,699	157,642	55	(2)
	Q1 2016	133	7,549	45,965	164

New/expansion leases signed	Q1 2017	128	$9,701	46,484	$209
	Q4 2016	127	7,412	35,037	212
	Q3 2016	162	11,214	59,991	187
	Q2 2016	171	7,656	48,147	159
	Q1 2016	119	22,478	102,678	219

Renewal leases signed	Q1 2017	178	$13,885	95,108	$146		1.1%	1.9%	5.5%
	Q4 2016	173	9,490	51,775	183		1.9	2.9	5.5
	Q3 2016	157	10,872	76,735	142		2.2	4.0	6.8
	Q2 2016	173	8,512	70,028	122		2.1	5.2	9.4
	Q1 2016	171	9,732	56,333	173		1.6	3.7	9.2

(1)	Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases.
(2)	During Q2 2015, we signed a 136,580 NRSF build-to-suit powered shell lease at our SV6 facility which was completed and commenced during Q2 2016.

New/Expansion Leases Signed by Deployment Size by Period

	Q1 2017	Q4 2016	Q3 2016	Q2 2016	Q1 2016
GAAP Annualized Rent ($000)
Leases < 1,000 NRSF	$3,292	$2,078	$4,047	$2,957	$2,635
Leases 1,000-5,000 NRSF	3,050	3,718	5,093	3,090	1,534
Leases <= 5,000 NRSF	$6,342	$5,796	$9,140	$6,047	$4,169
Leases > 5,000 NRSF	3,359	1,616	2,074	1,609	18,309
Total GAAP Annualized Rent	$9,701	$7,412	$11,214	$7,656	$22,478

MRR per Cabinet Equivalent (TKD Same-Store)(1)

(1)

During the first quarter of 2017, we updated the same-store turn-key data center pool to include all space available for lease that existed as turn-key data center space as of December 31, 2015. The MRR per Cabinet Equivalent for all periods reported was updated to reflect the new same-store pool.

Quarter Ended March 31, 2017

14

Leasing Statistics

Lease Distribution (total portfolio, including total data center and office and light-industrial “OLI”)

			Total	Percentage		Percentage
	Number	Percentage	Operating	of Total	Annualized	of Total
	of	of All	NRSF of	Operating	Rent	Annualized
NRSF Under Lease	Leases	Leases	Leases	NRSF	($000)	Rent
Unoccupied data center	—	—%	262,200	9.5%	$—	—%
Unoccupied OLI	—	—	73,523	2.7	—	—
Data center NRSF:
5,000 or less	1,960	90.9	690,899	25.0	115,830	45.7
5,001 - 10,000	36	1.7	237,789	8.6	33,680	13.3
10,001 - 25,000	20	0.9	321,807	11.6	40,606	16.0
Greater than 25,000	5	0.2	231,639	8.4	31,615	12.5
Powered shell and other(1)	18	0.8	483,189	17.5	20,689	8.2
OLI	118	5.5	459,910	16.7	10,801	4.3
Portfolio Total	2,157	100.0%	2,760,956	100.0%	$253,221	100.0%

(1)

The annualized rent for powered shell and other includes $4.1 million associated with a restructured lease agreement involving a customer at the Santa Clara campus that has vacated its leased space and is paying discounted rent payments that may be applied to new lease arrangements elsewhere in our portfolio on a dollar-for-dollar basis until the original lease term expires in Q2 2017. We expect this expiration to increase churn by approximately 170 bps in Q2 2017. See page 23 for additional guidance information.

Lease Expirations (total portfolio, including total data center and office and light-industrial “OLI”)

		Total						Annualized
	Number	Operating	Percentage		Percentage	Annualized	Annualized	Rent Per
	of	NRSF of	of Total	Annualized	of Total	Rent Per	Rent at	Leased
	Leases	Expiring	Operating	Rent	Annualized	Leased	Expiration	NRSF at
Year of Lease Expiration	Expiring(1)	Leases	NRSF	($000)	Rent	NRSF(2)	($000)(3)	Expiration(2)
Unoccupied data center	—	262,200	9.5%	$—	—%	$—	$—	$—
Unoccupied OLI	—	73,523	2.7	—	—	—	—	—
2017	815	358,727	13.0	58,569	23.1	152	58,600	152
2018	706	395,615	14.3	60,144	23.8	152	62,204	157
2019	319	351,872	12.7	38,506	15.2	109	43,286	123
2020	92	200,541	7.3	21,280	8.4	106	26,026	130
2021	58	88,576	3.2	9,635	3.8	109	14,561	164
2022-Thereafter	49	569,992	20.6	54,286	21.4	95	67,041	118
OLI (4)	118	459,910	16.7	10,801	4.3	23	11,518	25
Portfolio Total / Weighted Average	2,157	2,760,956	100.0%	$253,221	100.0%	$103	$283,236	$115

(1)

Includes leases that upon expiration will automatically be renewed, primarily on a year-to-year basis. Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases.

(2)

The annualized rent per leased NRSF and per leased NRSF at expiration does not include annualized rent of $4.1 million associated with a restructured lease agreement involving a customer at the Santa Clara campus that has vacated its leased space and is paying discounted rent payments that may be applied to new lease arrangements elsewhere in our portfolio on a dollar-for-dollar basis until the original lease term expires in Q2 2017. We expect this expiration to increase churn by approximately 170 bps in Q2 2017. See page 23 for additional guidance information.

(3)

Represents the final monthly contractual rent under existing customer leases as of March 31, 2017, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes operating expense reimbursements, power revenue and interconnection revenue. Leases expiring during 2017 include annualized rent of $5.4 million associated with lease terms currently on a month-to-month basis.

(4)	The office and light-industrial leases are scheduled to expire as follows:

	NRSF of	Annualized
	Expiring	Rent
Year	Leases	($000)
2017	42,199	$1,268
2018	57,433	1,198
2019	43,830	1,003
2020	22,614	519
2021	30,671	917
2022-Thereafter	263,163	5,896
Total OLI	459,910	$10,801

Quarter Ended March 31, 2017

15

Geographic and Vertical Diversification

Geographical Diversification

Percentage of Total Data
Metropolitan Market	Center Annualized Rent
San Francisco Bay	31.4%
Los Angeles	26.0
Northern Virginia	19.5
Chicago	7.8
Boston	7.2
New York	6.7
Denver	0.8
Miami	0.6
Total	100.0%

Vertical Diversification

Percentage of Total Data
Vertical	Center Annualized Rent
Enterprise	48.8%
Networks & Mobility	21.1
Cloud	30.1
Total	100.0%

Quarter Ended March 31, 2017

16

10 Largest Customers

10 Largest Customers (total portfolio, including data center and office and light-industrial)

								Weighted
					Percentage		Percentage	Average
			Number	Total	of Total	Annualized	of Total	Remaining
			of	Occupied	Operating	Rent	Annualized	Lease Term in
	CoreSite Vertical	Customer Industry	Locations	NRSF	NRSF(1)	($000)	Rent(2)	Months(3)
1	Cloud	Public Cloud	5	86,802	3.1%	$16,933	6.7%	108
2	Cloud	Public Cloud	10	286,317	10.4	15,062	5.9	66
3	Enterprise	Travel / Hospitality	3	104,732	3.8	10,479	4.1	27
4	Cloud	Private Cloud	2	95,225	3.4	9,780	3.9	69
5	Enterprise	SI & MSP	3	64,400	2.3	8,587	3.4	29
6	Enterprise	SI & MSP	3	16,480	0.6	5,778	2.3	20
7	Networks & Mobility	Global Carrier	5	27,871	1.0	4,855	1.9	25
8	Enterprise	Government*(4)	2	164,757	6.0	4,741	1.9	58
9	Cloud	Software as a Service	1	31,283	1.1	4,347	1.7	19
10	Enterprise	SI & MSP	2	26,221	1.0	4,230	1.7	31
	Total/Weighted Average			904,088	32.7%	$84,792	33.5%	56

* Denotes customer using space for general office purposes.

(1)	Represents the customer’s total occupied square feet divided by the total operating NRSF in the portfolio as of March 31, 2017.
(2)	Represents the customer’s total annualized rent divided by the total annualized rent in the portfolio as of March 31, 2017.
(3)	Weighted average based on percentage of total annualized rent expiring calculated as of March 31, 2017.
(4)

In connection with the acquisition of our Reston Campus Expansion during Q4 2016, we assumed a 28,337 NRSF office lease for this customer which is reflected in the totals above. This customer is scheduled to vacate its 28,337 NRSF office lease during Q2 2017, and the space will not be re-leased given our current development plans.

Quarter Ended March 31, 2017

17

Capital Expenditures and Completed

Pre-Stabilized Projects

(in thousands, except NRSF and cost per NRSF data)

Capital Expenditures and Repairs and Maintenance

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Data center expansion(1)	$22,644	$103,959	$71,415	$100,990	$64,088
Non-recurring investments(2)	3,301	1,964	1,430	3,091	3,765
Tenant improvements	1,848	2,314	2,361	901	1,289
Recurring capital expenditures(3)	2,582	2,063	1,101	1,217	1,700
Total capital expenditures	$30,375	$110,300	$76,307	$106,199	$70,842

Repairs and maintenance expense(4)	$3,109	$3,330	$3,709	$3,042	$3,073

(1)

Data center expansion capital expenditures include new data center construction, development projects adding capacity to existing data centers and other revenue generating investments. Data center expansion also includes investment of Deferred Expansion Capital. During the three months ended December 31, 2016, we incurred $65.0 million to acquire the Reston Campus Expansion, a 21.75-acre light-industrial / flex office park.

(2)

Non-recurring investments include upgrades to existing data center or office space and company-wide improvements that are ancillary to revenue generation such as internal system development and system-wide security upgrades, which have a future economic benefit.

(3)	Recurring capital expenditures include required equipment upgrades within our operating portfolio, which have a future economic benefit.
(4)

Repairs and maintenance expense is classified within property operating and maintenance expense in the consolidated statement of operations. These expenditures represent recurring maintenance contracts and repairs to operating equipment necessary to maintain current operations.

Completed Pre-Stabilized Projects

	Metropolitan				Cost Per	Percent	Percent
Projects/Facilities	Market	Completion	NRSF	Cost(1)	NRSF	Leased(2)	Occupied
NY2 Phase 2	New York	Q2 2015	32,920	$29,476	$895	51.3%	51.3%
BO1	Boston	Q1 2016	14,031	11,446	816	72.3	72.3
VA2 Phase 3	Northern Virginia	Q1 2016	24,974	12,286	492	80.9	80.9
LA2	Los Angeles	Q2 2016	43,345	15,434	356	39.3	34.2
VA2 Phase 4	Northern Virginia	Q2 2016	48,137	26,995	561	45.6	1.7
SV7(3)	San Francisco Bay	Q4 2016	76,885	58,272	758	32.3	27.4
Total completed pre-stabilized			240,292	$153,909	$641	46.2%	34.9%

(1)

Cost includes capital expenditures related to the specific project / phase and, for NY2 and VA2; also includes allocations of capital expenditures related to land and building shell that were incurred during the first phase of each overall project.

(2)	Includes customer leases that have been signed as of March 31, 2017, but have not commenced. The percent leased is determined based on leased square feet as a proportion of total pre-stabilized NRSF.
(3)

During Q4 2016, we completed development of SV7, which is comprised of three floors totaling 226,911 NRSF. Two of the three floors are 100% leased and occupied and are included in our stabilized operating NRSF in the Operating Properties table and the remaining floor totaling 76,885 NRSF is pre-stabilized as of March 31, 2017.

Quarter Ended March 31, 2017

18

Development Summary

(in thousands, except NRSF and cost per NRSF data)

Data Center Projects Under Construction

				Costs
	Metropolitan	Estimated		Incurred to-	Estimated		Percent
Projects/Facilities	Market	Completion	NRSF	Date	Total	Per NRSF	Leased

TKD
DE1(1)	Denver	Q3 2017	8,276	$8,439	$12,500	$1,510	8.0%
VA1	Northern Virginia	Q3 2017	3,087	5	1,700	551	—
BO1	Boston	Q3 2017	13,735	194	7,800	568	—
LA2(1)	Los Angeles	Q4 2017	41,629	8,008	45,200	1,086	—
DC2	Northern Virginia	Q4 2017	24,563	79	17,400	708	—
VA3 Phase 1A	Northern Virginia	Q4 2017	24,922	208	22,300	895	—
Total TKD			116,212	$16,933	$106,900		0.6%

Deferred expansion capital
VA2	Northern Virginia	Q2 2017	—	$8,427	$10,400
CH1	Chicago	Q2 2017	—	8,174	10,000
SV2	San Francisco Bay	Q2 2017	—	27	1,400
VA2	Northern Virginia	Q3 2017	—	269	1,100
Total deferred expansion capital			—	$16,897	$22,900

Total			116,212	$33,830	$129,800

(1)	Includes a portion of the cost of infrastructure to support later phases of the development.

Held for Development

			Estimated	Estimated	Estimated
	Metropolitan	Estimated	Incremental	Power	Incremental
Project / Building	Market	NRSF	Costs	(Megawatts)	Cost per MW
New construction
Reston Campus Expansion(1)	Northern Virginia
VA3 Phase 1B		58,000	$80,000 - 90,000	5.0 - 7.0
VA3 Phase 1C		58,000	30,000 - 40,000	5.0 - 7.0
Future Phases		470,150	320,000 - 400,000	45.0 - 51.0
Total Reston Campus Expansion		586,150	$430,000 - 530,000	55.0 - 65.0	$7,818 - 8,154

Incremental capacity in existing core and shell buildings(2)
LA1	Los Angeles	10,352	$1,250	0.5	$2,500
LA2	Los Angeles	80,847	21,400	4.5	4,756
BO1	Boston	59,884	32,200	4.5	7,156
NY2 Phases 3-4	New York	87,297	57,000	8.5	6,706
NY2 Phase 5	New York	47,211	35,000	5.0	7,000
MI1	Miami	13,154	7,500	1.0	7,500
DE1	Denver	15,630	8,000	1.5	5,333
Total incremental capacity		314,375	$162,350	25.5	$6,367

Deferred expansion capital		—	20,000 - 30,000

Total(3)		900,525	$612,350 - 722,350

(1)

Based upon our expectations regarding entitlements for the Reston Campus Expansion, we estimate that we can build approximately 611,000 NRSF of incremental data center capacity across multiple phases with new buildings and as existing light-industrial / flex office leases expire and customers vacate. These estimates are subject to change based on current economic conditions and the supply and demand dynamics of the market.

(2)

Represents incremental data center capacity that may be constructed within existing facilities when the core and shell building have been developed and a portion of the existing space is not yet built out into data center space.

(3)

In addition to new construction and incremental capacity in existing core and shell buildings, we have available acreage of entitled and unentitled land we own adjacent to our existing buildings, in the form of existing parking lots. By utilizing existing parking lots, we believe we can build approximately 100,000 NRSF and 200,000 NRSF buildings on our available acreage at NY2 and LA2, respectively.

Quarter Ended March 31, 2017

19

Market Capitalization and Debt Summary

(in thousands, except per share data)

Market Capitalization

	Shares or	Market Price /
	Equivalents	Liquidation Value as of	Market Value
	Outstanding	March 31, 2017	Equivalents
Common shares	34,194	$90.05	$3,079,135
Operating partnership units	13,851	90.05	1,247,314
Liquidation value of preferred stock	4,600	25.00	115,000
Total equity			4,441,449
Total principal debt outstanding			723,000
Total enterprise value			$5,164,449

Net principal debt to enterprise value			14.0%
Net principal debt and preferred stock to enterprise value			16.2%

Debt Summary (1)

			Maturity	Outstanding as of:
		Maturity	Date with	March 31,	December 31,
Instrument	Rate	Date	Extension	2017	2016
Revolving credit facility (2)	2.53%	6/24/2019	6/24/2020	$223,000	$194,000
2019 Senior unsecured term loan (3)	3.23	1/31/2019	1/31/2019	100,000	100,000
2020 Senior unsecured term loan (4)	2.71	6/24/2020	6/24/2020	150,000	150,000
2021 Senior unsecured term loan (2)	2.48	2/2/2021	2/2/2021	100,000	100,000
2023 Senior unsecured notes	4.19	6/15/2023	6/15/2023	150,000	150,000
Total principal debt outstanding				723,000	694,000
Unamortized deferred financing costs				(3,343)	(3,550)
Total debt				$719,657	$690,450
Weighted average interest rate	3.00%

Preferred stock (callable on or after December 12, 2017)	7.25%	N/A	N/A	$115,000	$115,000
Total debt and preferred stock				$834,657	$805,450

Floating rate vs. fixed rate debt				55% / 45%	53% / 47%
Floating rate vs. fixed rate debt and preferred stock				47% / 53%	46% / 54%

(1)

During April 2017, we executed two separate financing transactions resulting in additional liquidity of $275 million, which will be used to refinance existing debt and for general corporate purposes. See the filed Form 10-K, 10-Q, and 8-K filed April 20, 2017, for information on specific debt instruments.

(2)	The revolving credit facility and 2021 senior unsecured term loan interest rates are based on 1-month LIBOR at March 31, 2017, plus applicable spread.
(3)	Represents the effective interest rate as a result of the interest rate swap associated with $100 million in 1-month LIBOR variable rate debt.
(4)

Represents the effective interest rate as a result of the interest rate swap associated with $75 million in 1-month LIBOR variable rate debt and $75 million unhedged debt based on 1-month LIBOR plus applicable spread.

Debt Maturities (including subsequent financing transactions and use of proceeds to pay off revolving credit facility)

Quarter Ended March 31, 2017

20

Interest Summary and Debt Covenants

(in thousands)

Interest Expense Components

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
Interest expense and fees	$5,298	$4,909	$2,814
Amortization of deferred financing costs	369	369	283
Capitalized interest	(560)	(580)	(1,085)
Total interest expense	$5,107	$4,698	$2,012

Percent capitalized	9.9%	11.0%	35.0%

Debt Covenants

	Revolving Credit Facility and Senior Unsecured Term Loans
	Required Compliance	March 31, 2017		December 31, 2016		September 30, 2016		June 30, 2016		March 31, 2016

Fixed charge coverage ratio	Greater than 1.70x	8.6	x	8.0	x	8.1	x	9.7	x	9.8	x
Total indebtedness to gross asset value	Less than 60%	22.4%		23.3%		20.7%		18.2%		20.3%
Secured debt to gross asset value	Less than 40%	—%		—%		—%		—%		—%
Unhedged variable rate debt to gross asset value	Less than 30%	12.2%		12.3%		9.3%		6.3%		11.1%

Revolving credit facility availability		$350,000		$350,000		$350,000		$350,000		$350,000
Borrowings outstanding		(223,000)		(194,000)		(94,750)		—		(111,000)
Outstanding letters of credit		(4,480)		(4,480)		(4,480)		(4,480)		(5,480)
Current availability(1)		$122,520		$151,520		$250,770		$345,520		$233,520

(1)	Including the subsequent repayment of the revolving credit facility, we have the ability to borrow approximately $345.5 million under the revolving credit facility.

Quarter Ended March 31, 2017

21

Components of Net Asset Value (NAV)

(in thousands)

Cash Net Operating Income

Reconciliation of Net Operating Income (NOI)	Q1 2017	Annualized
Operating Income	$30,264	$121,056
Adjustments:
Depreciation and amortization	32,338	129,352
General and administrative (includes litigation expenses)	8,124	32,496
Net Operating Income	$70,726	$282,904

Cash Net Operating Income (Cash NOI)
Net Operating Income	$70,726	$282,904
Adjustments:
Straight-line rent	(1,566)	(6,264)
Amortization of above and below-market leases	(124)	(496)
Cash NOI	$69,036	$276,144

Cash NOI with backlog (89.1% leased)(1)	$72,860	$291,440
Cash stabilized NOI (93% leased)	$76,049	$304,196

Development Projects

Data Center Projects Under Construction
TKD construction in progress(2)	$16,933
Remaining spend(2)	89,967
Total	$106,900

Targeted annual yields	12 - 16%
Annualized pro forma NOI range	$12,800 - 17,100

Deferred Expansion Capital in progress	$16,897
Remaining spend(3)	6,003
Total	$22,900

Other Assets and Liabilities

Other Assets
Remaining construction in progress(4)	$64,865
Cash and cash equivalents	2,386
Accounts and other receivables	21,369
Other tangible assets	30,487
Total other assets	$119,107

Liabilities
Principal debt	$723,000
Accounts payable, accrued and other liabilities	89,984
Accrued dividends and distributions	41,097
Preferred stock	115,000
Total liabilities	$969,081

Weighted average common shares and units - diluted	47,833

(1)	Cash NOI with backlog is adjusted to include one quarter of the cash backlog as of March 31, 2017, less any leasing of currently occupied NRSF and data center projects under development.
(2)	Does not include spend associated with leasing commissions. See page 19 for further breakdown of data center projects under construction.
(3)	Does not include spend associated with future Deferred Expansion Capital.
(4)

Represents the book value of in-progress capital projects, including land and shell building, of future data center expansion, non-recurring investments, tenant improvements and recurring capital expenditures.

Quarter Ended March 31, 2017

22

2017 Guidance

(in thousands, except per share amounts)

The annual guidance provided below represents forward-looking projections, which are based on current economic conditions, internal assumptions about our existing customer base and the supply and demand dynamics of the markets in which we operate. Please refer to the press release for additional information on forward-looking statements.

Projected per share and OP unit information:		2017			Implied
	Low	High	Mid	2016	Growth(1)
Net income attributable to common shares	$1.73	$1.83	$1.78	$1.54	15.6%
Real estate depreciation and amortization	2.62	2.62	2.62	2.17
FFO	$4.35	$4.45	$4.40	$3.71	18.6%

Projected operating results:
Total operating revenues	$472,000	$482,000	$477,000	$400,352	19.1%
General and administrative expenses	35,000	37,000	36,000	35,369	1.8%
Adjusted EBITDA	256,500	261,500	259,000	212,348	22.0%

Guidance drivers:
Annual rental churn rate	6.0%	8.0%	7.0%	7.8%
Cash rent growth on data center renewals	2.0%	4.0%	3.0%	3.9%

Capital expenditures:
Data center expansion	$241,000	$259,000	$250,000	$340,452
Non-recurring investments	14,000	18,000	16,000	10,250
Tenant improvements	4,000	8,000	6,000	6,865
Recurring capital expenditures	21,000	25,000	23,000	6,081
Total capital expenditures	$280,000	$310,000	$295,000	$363,648

(1)	Implied growth is based on the midpoint of 2017 guidance.

The following assumptions are included in CoreSite’s 2017 guidance:

1.	Interconnection revenue growth – CoreSite expects the 2017 growth rate to be between 13% and 16%, which, at the lower end, is generally in line with overall projected volume growth.
2.

Adjusted EBITDA margin – CoreSite’s guidance for adjusted EBITDA implies adjusted EBITDA margin of approximately 54.3% based on the midpoint of guidance, and revenue flow-through to adjusted EBITDA of approximately 61%.

3.

GAAP backlog – CoreSite’s projected annualized GAAP rent from signed but not yet commenced leases was $5.6 million as of March 31, 2017. CoreSite expects substantially all of the GAAP backlog to commence during the remainder of 2017.

4.

Capitalized interest – CoreSite expects the percentage of interest capitalized in 2017 to be in the range of 10%-15%, reflecting the lower level of development relative to increases in interest expense.

5.

Churn - CoreSite expects an elevated level of churn in the second quarter of 2017 due to the final portion of rent associated with its original full-building customer at SV3. The amount is equal to $4.1 million in annualized rent, or an incremental 170 basis points of churn.

6.

Cash rent growth – CoreSite expects cash rent growth to be modestly weighted toward the second half of the year, due to expected renewals of strategic deployments resulting in lower mark-to-market rent increases in the first half of the year.

7.	Commencements – CoreSite expects lease commencements of approximately $30 million in annualized GAAP rent in 2017.

Quarter Ended March 31, 2017

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Appendix

Definitions

This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. Our definition and calculation of non-GAAP financial measures may differ from those of other Real Estate Investment Trusts (“REITs”) and therefore may not be comparable. The non-GAAP measures should not be considered an alternative to net income as an indicator of our performance and should be considered only a supplement to net income, cash flows from operating, investing or financing activities as measures of profitability and/or liquidity, computed in accordance with GAAP.

Adjusted Funds From Operations “AFFO” is a non-GAAP measure that is used as a supplemental operating measure specifically for comparing year over year ability to fund dividend distribution from operating activities.  We use AFFO as a basis to address our ability to fund our dividend payments. AFFO is calculated by adding to or subtracting from FFO:

1.	Plus: Amortization of deferred financing costs
2.	Plus: Non-cash compensation
3.	Plus: Non-real estate depreciation
4.	Plus: Impairment charges
5.	Plus: Below market debt amortization
6.	Less: Straight line rents adjustment
7.	Less: Amortization of above and below market leases
8.	Less: Recurring capital expenditures
9.	Less: Tenant improvements
10.	Less: Capitalized leasing costs

Capitalized leasing costs consist of commissions payable to third parties, including brokers, leasing agents, referral agents, and internal sales commissions payable to employees. Capitalized leasing costs are accrued and deducted from AFFO generally in the period the lease is executed. Leasing costs are generally paid a) to third party brokers and internal sales employees 50% at customer lease signing and 50% at lease commencement and b) to referral and leasing agents monthly over the lease term as and to the extent we receive payment from the end customer.

AFFO is not intended to represent cash flow from operations for the period, and is only intended to provide an additional measure of performance by adjusting for the effect of certain items noted above included in FFO. Other REITs widely report AFFO, however, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

Annualized Rent

Monthly contractual rent under existing commenced customer leases as of quarter-end, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes power revenue, interconnection revenue and operating expense reimbursement.

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Appendix

Data Center Leasing Metrics

•

Rental Churn Rate – represents data center leases which are not renewed or are terminated during the period. Rental churn is calculated based on the annualized rent of data center expired leases terminated in the period, compared with total data center annualized rent at the beginning of the period.

•

Cash and GAAP Rent Growth – represents the increase in rental rates on renewed data center leases signed during the period, as compared with the previous rental rates for the same space. Cash and GAAP rent growth are calculated based on annualized rent from the renewed data center lease compared to annualized rent from the expired data center lease.

Data Center Net Rentable Square Feet (“NRSF”)

Both occupied and available data center NRSF includes a factor based on management’s estimate of space to account for a customer’s proportionate share of required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas, which may be updated on a periodic basis to reflect the most current build-out of our properties.

Deferred Expansion Capital

As we construct data center capacity, we work to optimize both the amount of the capital we deploy on power and cooling infrastructure and the timing of that capital deployment; as such, we generally construct our power and cooling infrastructure supporting our data center NRSF based on our estimate of customer utilization. This practice can result in our investment at a later time in Deferred Expansion Capital. We define Deferred Expansion Capital as our estimate of the incremental capital we may invest in the future to add power or cooling infrastructure to support existing or anticipated future customer utilization of NRSF within our operating data centers. From time to time, we may revise our estimate of Deferred Expansion Capital as well as the potential time period during which we may invest it. See the Data Center Projects Under Construction and Held for Development tables for more detail.

Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA –

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We calculate adjusted EBITDA by adding our non-cash compensation expense, transaction costs from unsuccessful deals and business combinations and litigation expense to EBITDA as well as adjusting for the impact of impairment charges, gains or losses from sales of property and undepreciated land and gains or losses on early extinguishment of debt. Management uses EBITDA and adjusted EBITDA as indicators of our ability to incur and service debt. In addition, we consider EBITDA and adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDA and adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utilization as a cash flow measurement is limited.

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Appendix

Funds From Operations (“FFO”) is a supplemental measure of our performance which should be considered along with, but not as an alternative to, net income and cash provided by operating activities as a measure of operating performance and liquidity. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property and undepreciated land and impairment write-downs of depreciable real estate, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. FFO attributable to common shares and units represents FFO less preferred stock dividends declared during the period.

Our management uses FFO as a supplemental performance measure because, by excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

We offer this measure because we recognize that investors use FFO as a basis to compare our operating performance with that of other REITs. However, the utility of FFO as a measure of our performance is limited because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our financial condition and results from operations. FFO is a non-GAAP measure and should not be considered a measure of liquidity, an alternative to net income, cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. In addition, our calculations of FFO are not necessarily comparable to FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from us. Investors in our securities should not rely on these measures as a substitute for any GAAP measure, including net income.

Monthly Recurring Revenue per Cabinet Equivalent

Represents the turn-key monthly recurring colocation revenue (“MRR”) per cabinet equivalent billed. We define MRR as recurring contractual revenue under existing commenced customer leases.  MRR per cabinet equivalent is calculated as (current quarter MRR/3) divided by ((quarter-end cabinet equivalents billed plus prior quarter-end cabinet equivalents billed)/2). Cabinet equivalents are calculated as cage-usable square feet (turn-key leased NRSF/NRSF factor) divided by 25.

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Appendix

Net Operating Income (“NOI”) and Cash NOI – NOI, and cash NOI are supplemental measures for the operating performance of the company’s portfolio. NOI is operating revenues less operating expenses adjusted for items such as depreciation and amortization, general and administrative expenses, transaction costs from unsuccessful deals and business combinations and litigation expenses. Cash NOI is NOI less straight-line rents and above and below market rent amortization.

NRSF Held for Development

Represents incremental data center capacity that may be constructed in existing facilities that requires significant capital investment in order to develop new data center facilities. The data represents management's best estimate of incremental costs based on estimated NRSF and power design and are subject to market conditions and build-out specifications and may vary.

NRSF Under Construction

Represents NRSF for which substantial activities are ongoing to prepare the property for its intended use following development. The NRSF reflects management’s estimate of engineering drawings and required support space and is subject to change based on final demising of space. TKD estimated development costs include two components: 1) general construction to ready the NRSF as data center space and 2) power, cooling and other infrastructure to provide the designed amount of power capacity for the project. Following development completion, incremental capital, referred to as Deferred Expansion Capital, may be invested to support existing or anticipated future customer utilization of NRSF within our operating data centers.

Turn-Key Same-Store

Includes turn-key data center space that was leased or available to be leased to our colocation customers as of December 31, 2015, at each of our properties, and excludes powered shell data center space, office and light-industrial space and space for which development was completed and became available to be leased after December 31, 2015. The turn-key same-store space as of December 31, 2015, is 1,360,068 NRSF.  We track same-store on a computer room basis within each data center facility.

Stabilized and Pre-Stabilized NRSF

Data center projects and facilities that recently have been developed and are in the initial lease-up phase are classified as pre-stabilized NRSF until they reach 85% occupancy or have been in service for 24 months. Pre-stabilized projects and facilities become stabilized operating properties at the earlier of achievement of 85% occupancy or 24 months after development completion and are included in the stabilized operating NRSF.

Quarter Ended March 31, 2017

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